UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 9, 2020

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.03   Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2020, The Chemours Company AR, LLC, a Delaware limited liability company (“Chemours AR”), and The Chemours Company FC, LLC, a Delaware limited liability company (“Chemours FC”), entered into the Amended and Restated Receivables Purchase Agreement (the “Amended Purchase Agreement”) with The Toronto-Dominion Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) and LC Bank (in such capacity, the “LC Bank”), and certain purchasers party thereto (the “Purchasers”). Chemours FC is a wholly-owned subsidiary of The Chemours Company, a Delaware corporation (the “Company”), and Chemours AR is a wholly-owned, bankruptcy-remote special purpose subsidiary of Chemours FC.

Pursuant to the Amended Purchase Agreement, the Administrative Agent (for the ratable benefit of the Purchasers) agrees to purchase certain receivables from Chemours AR (which Chemours AR from time to time may purchase from Chemours FC) and in connection therewith the Purchasers agree to make investments to and the LC Bank agrees to issue letters of credit for the account of Chemours AR collectively in an aggregate amount of up to $125 million.

The Amended Purchase Agreement amends and restates, in its entirety, the Receivables Purchase Agreement (the “Original Purchase Agreement”), dated as of July 12, 2019, among Chemours AR, Chemours FC, the Administrative Agent, the LC Bank and the Purchasers.

The Amended Purchase Agreement, among other things, extends the term of the Original Purchase Agreement such that Chemours AR may sell certain receivables and request investments and letters of credit until the earlier of March 5, 2021 or another event that constitutes a “Termination Date” under the Amended Purchase Agreement and contains customary representations and warranties, as well as affirmative and negative covenants. Chemours AR’s obligations under the Amended Purchase Agreement are secured by a lien on all of the property of Chemours AR. The Company guarantees Chemours FC’s obligations as the servicer of the receivables and the original seller of the receivables to Chemours AR pursuant to the Performance Guaranty between the Company and the Administrative Agent.

As a result of the Amended Purchase Agreement, on March 9, 2020, the Company repaid the $113 million of outstanding secured borrowings under the Original Purchase Agreement, and sold and transferred effective control of $125 million of its receivables (the “Aggregate Purchase Limit”) to the Administrative Agent. Such sales were transacted at 100% of the face value of the relevant receivables, resulting in de-recognition of these receivables from the Company’s consolidated balance sheets. Cash received from future collections of sold receivables will be used to fund additional purchases of receivables at 100% of face value on a revolving basis, not to exceed the Aggregate Purchase Limit. Costs associated with the sales of receivables to the Administrative Agent will be reflected in the Company’s consolidated statements of operations for the periods in which the sales occur.

The foregoing description is only a summary of the Amended Purchase Agreement, and is qualified in its entirety by reference to the full text of the Amended Purchase Agreement, which is filed as Exhibit 10.1 hereto, respectively, and which is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1*   Amended and Restated Receivables Purchase Agreement, dated as of March 9, 2020, by and among The Chemours Company AR, LLC, as seller, Purchasers party thereto, The Toronto-Dominion Bank, as Administrative Agent, The Toronto-Dominion Bank, as LC Agent and The Chemours Company FC, LLC, as initial Servicer.

104   The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

_______________

*  The schedules and exhibits to Exhibit 10.1 have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial
Officer and Treasurer

Date:	March 10, 2020